Exhibit 4.1

NOTICE TO CO-SIGNER:  YOUR SIGNATURE ON THIS NOTE MEANS THAT  YOU
ARE  EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN.  IF THE  BORROWER
DOES NOT PAY, THE LENDER HAS A LEGAL RIGHT TO COLLECT FROM YOU



                         PROMISSORY NOTE

$7,750,000.00                           Date: October 4, 2005


      FOR VALUE RECEIVED, BAYCORP HOLDINGS, LTD., a Delaware corporation ("Holdings"), GREAT BAY POWER MARKETING, INC., a Maine corporation ("GB Power"), GREAT BAY HYDRO CORPORATION, a New Hampshire corporation ("GB Hydro"), BAYCORP VENTURES, LLC, a Delaware limited liability company ("BayCorp Ventures"), NACOGDOCHES POWER, LLC, a New Hampshire limited liability company ("NAC Power"), NACOGDOCHES GAS, LLC, a New Hampshire limited liability company ("NAC Gas"), GREAT BAY HYDRO MAINE, LLC, a Maine limited liability company ("GB Maine") and GREAT BAY HYDRO BENTON, LLC, a Maine limited liability company ("GB Benton"; together with Holdings, GB Power, GB Hydro, BayCorp Ventures, NAC Power, NAC Gas, GB Maine and GB Benton, the "Borrowers"), hereby unconditionally promise to pay to SLOAN GROUP LTD., a Bahamas corporation, at its offices located at Cay House, Box N-7776, E.P. Taylor Drive, Lyford Cay, New Providence, Bahamas, Attn:
Suzanne Karsten (hereafter, together with any holder hereof, called "Holder"), or at such other place as the Holder may designate in writing to Holdings, in lawful money of the United States of America, and in immediately available funds, the principal sum of SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($7,750,000.00), or such lesser amount as may be the aggregate principal amount outstanding hereunder, together with interest on the principal balance from time to time outstanding hereunder, as provided below.

1.   General

     1.1 Interest on the outstanding principal balance hereof shall accrue (computed on the basis of a 360-day year and actual number of days elapsed) at a per annum rate equal to eight percent (8.0%). Accrued interest shall be due and payable on any date on which the principal balance hereof is paid or due (whether by acceleration, maturity or otherwise). Interest shall accrue on any amount past due hereunder at a rate equal to two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder (the "Post Default Rate").

     1.2 The entire principal balance of this Note shall be due and payable in full on April 1, 2006 (the "Maturity Date") or such earlier date as the principal amount is due hereunder as a result of acceleration or otherwise. The outstanding principal balance of this Note may be prepaid in whole, or in part, at any time without premium or penalty. The Borrowers may not reborrow the principal amount hereunder after such principal amount has been repaid.

     1.3 The Borrowers shall give the Holder written notice of each borrowing hereunder, such notice to contain the proposed amount of such borrowing, the account at which the Holder is to make the proceeds of such borrowing available, the proposed date of such borrowing and a certification by an authorized officer that (i) the proceeds of such borrowing will be used solely for the funding of projects described on Exhibit A hereto in the approximate amounts allocated for such projects as described on Exhibit A, or for such other purposes as the Holder may have consented to in writing in its sole discretion, (ii) each of the representations and warranties contained in Section 2 hereof or in any of the other Loan Documents are true and correct in all material respects as of the date of such notice (except to the extent such representations and warranties expressly relate to an earlier date) and (iii) no Default or Event of Default has occurred and is continuing as of the date of such notice. Each such borrowing shall be in the minimum amount of $50,000 plus integral multiples of $10,000 in excess thereof. Each such notice of borrowing shall be delivered to the Holder before 10:00 a.m. on the date three Business Days prior to the proposed date of such borrowing. Each such notice of borrowing shall be irrevocable once given and binding on the Borrowers. No later than 3:00 p.m. on the date specified in such notice of borrowing, the Holder will make available the proceeds of such borrowing at the account specified by the Borrowers in such notice of borrowing.

     1.4 (a) EACH BORROWER, AND THE HOLDER BY ACCEPTING THIS NOTE, AGREES AND STIPULATES THAT THE ONLY CHARGE IMPOSED UPON THE BORROWERS FOR THE USE OF MONEY IN CONNECTION WITH THIS NOTE IS AND SHALL BE THE INTEREST DESCRIBED IN THE SECOND PARAGRAPH HEREOF, AND FURTHER AGREES AND STIPULATES THAT ALL OTHER CHARGES IMPOSED BY THE HOLDER ON THE BORROWERS IN CONNECTION WITH THIS NOTE, ALL DEFAULT CHARGES, LATE CHARGES, AND ATTORNEYS' FEES, ARE CHARGES MADE TO COMPENSATE THE HOLDER FOR UNDERWRITING OR
ADMINISTRATIVE  SERVICES  AND  COSTS  OR  LOSSES   PERFORMED   OR
INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE HOLDER IN CONNECTION WITH THIS NOTE AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

     (b) Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by the Holder pursuant to this Note exceed the maximum amount permissible (the "Maximum Rate") under the Usury Laws (as defined below). Neither the exercise by the Holder of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle the Holder to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Borrowers be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and agrees that any such obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Borrowers; it being the express intent of each Borrower and the Holder that the Borrowers not pay and the Holder not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. By the execution of this Note, each Borrower covenants and agrees that
(i) the credit or return of any Excess shall constitute the acceptance by the Borrowers of such Excess, and (ii) no Borrower shall seek or pursue (and hereby waives to the fullest extent permitted by law) any other remedy, legal or equitable, against the Holder, based in whole or in part upon contracting for, charging, collecting or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by the Holder, all Interest at any time contracted for, charged, collected or received from any Borrower in connection with the indebtedness evidenced by this Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note. Each Borrower and the Holder agree, to the maximum extent permitted under the Usury Laws, to (i) characterize any non-principal payment as an expense rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term "Interest" shall mean any and all interest, fees, premiums and other charges for the use of money or the extension of credit and shall include any "interest" (or any amount or sum deemed to be "interest") under and as defined in the Usury Laws; and the term "Usury Laws" shall mean any applicable laws, statutes, rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

     1.5 The Borrowers' indebtedness evidenced by this Note is secured by that certain Pledge Agreement executed by each Borrower in favor of the Holder.

2.   Representations and Warranties of the Borrowers

     2.1 Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GB Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine. GB Hydro is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. BayCorp Ventures is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of GB Maine and GB Benton is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maine. Each of NAC Power and NAC Gas is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

     2.2 Each Borrower has all requisite corporate or limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each Borrower is duly qualified and authorized to transact business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, prospects, or financial condition of the Borrowers taken as a whole.

     2.3 Each Borrower has all requisite legal and corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Note, and the issuance and sale of this Note by each Borrower has been duly and validly authorized by all requisite corporate or limited liability company proceedings on the part of such Borrower. This Note when executed and delivered by each Borrower is a valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Note and the transactions contemplated hereby and thereby, including but not limited to the Borrowers' incurrence of the obligations under this Note and the granting of security interests to secure the Borrowers' obligations under this Note, will not result in or constitute:

          (a) a default, breach or violation of or under the certificate of incorporation, certificate of formation, bylaws or operating agreement of any Borrower,

          (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other agreement, instrument or obligation to which any Borrower is a party or by which any of the properties or assets of such Borrower are bound,

          (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which any Borrower or any of its properties or assets are bound,

          (d) an event which (with the notice or lapse of time or both) would permit any Person (as defined below) to terminate, accelerate the performance required by or accelerate the maturity of any indebtedness or obligation of any Borrower is bound or by which any of its properties or assets are bound,

          (e) except as contemplated by the Loan Documents, the creation or imposition of any lien, charge or encumbrance on any property of any Borrower under any agreement or commitment to which such Borrower is a party or by which such Borrower is bound or by which any of its respective properties or assets are bound, or

          (f) an event which would require any consent under any agreement to which any Borrower is a party or by which such Borrower is bound or by which any of its respective properties or assets are bound.

     2.4   None  of  the Borrowers or any of their  Subsidiaries:
(i) is a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control (the "OFAC") as published from time to time; or (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person; or
(iii) derives more than 15% of its assets or operating income from investments in or transactions with any such country, agency, organization or Person.

     2.5 There is no material legal or governmental proceeding pending, or to the knowledge of Holdings, threatened, to which Holdings or any of its Subsidiaries is a party or of which the business or property of Holdings or any of its Subsidiaries is subject that is required to be disclosed and that is not so disclosed in the SEC Reports. Neither Holdings nor any of its Subsidiaries is subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

     2.6 Neither Holdings nor any of its Subsidiaries is in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Holdings, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and neither Holdings nor its Subsidiaries is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a
party   or  by  which  Holdings  or  its  Subsidiaries  or  their
respective properties are bound, which default is reasonably likely to have a Material Adverse Effect.

     2.7 Holdings and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the consolidated financial statements included in the SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, (ii) Permitted Liens or
(iii) those which are not material in amount and do not have a Material Adverse Effect on the use made and intended to be made of such property by Holdings or its Subsidiaries. Holdings or its Subsidiaries hold their respective leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Holdings and its Subsidiaries, taken as a whole. Except as disclosed in the SEC Reports, Holdings and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

     2.8 Each of Holdings and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of Holdings and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations  is  not  reasonably likely  to  have  a  Material
Adverse Effect.

     2.9 The financial statements of Holdings and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of Holdings as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

     2.10 Except as disclosed in the SEC Reports or in any press release issued by Holdings at least two (2) Business Days prior to the date of this Note, since December 31, 2004, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation incurred by Holdings or any of its Subsidiaries, direct or contingent, that is material to Holdings, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of Holdings, or (iv) any loss or damage (whether or not insured) to the physical property of Holdings or any of its Subsidiaries which has had a Material Adverse Effect.

     2.11  Holdings'  Common  Stock  is  registered  pursuant  to
Section 12(b) of the Securities Act of 1933, as amended (the "Act"), and is listed on the American Stock Exchange ("AMEX"), and, except as disclosed in the SEC Reports, Holdings has taken no action intended to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Securities Act or delisting the Common Stock from the Amex Stock Market.

     2.12 Holdings has timely made all filings required under the Securities Act during the twelve (12) months preceding the date of this Note, and all of those documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

     2.13 [Reserved]

     2.14 Vitale, Caturano & Company P.C., who expressed their opinion with respect to the consolidated financial statements in Holdings' Annual Report on Form 10-K for the year ended December 31, 2004, have advised Holdings that they are, and to the knowledge of Holdings they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

     2.15 Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to Holdings and all amendments thereto, are in full force and effect on the date hereof, and neither Holdings nor, to Holdings' knowledge, any other party to such contracts is in breach of or default under any of such contracts.

     2.16 Except for matters which are described in the SEC Reports or are not reasonably likely to have a Material Adverse Effect, each of Holdings and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Holdings has no knowledge of a tax deficiency which has been asserted or threatened against Holdings or the Subsidiaries that has not been resolved.

     2.17 Holdings is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an "investment company" as a result of the transactions contemplated by this Note.

     2.18 Each of Holdings and its Subsidiaries maintains insurance of the types and in the amounts that Holdings reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by Holdings or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     2.19 No transaction has occurred between or among Holdings or any of its affiliates, officers or directors or, to the knowledge of Holdings, any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Sections 13, 14 or 15(d) of the Securities Act.

     2.20 No person or entity will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Note based on any contract made by or on behalf of Holdings.

     2.21 The books, records and accounts of Holdings accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, Holdings. Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Holdings maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that are effective in ensuring that information required to be disclosed by Holdings in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission ("SEC"), including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Holdings in the reports that it files or submits under the Securities Act is accumulated and communicated to Holdings' management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

3.   Affirmative Covenants

     3.1 Each Borrower shall, and shall cause its Subsidiaries to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

     3.2 Each Borrower shall, and shall cause its Subsidiaries to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which such Borrower is a party.

     3.3 Each Borrower shall, and shall cause its Subsidiaries to, (a) protect and preserve all of its respective material properties, including, but not limited to, all intellectual property, and maintain in good repair, working order and
condition  all  tangible  properties,  ordinary  wear  and   tear
excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     3.4 Each Borrower shall, and shall cause its Subsidiaries to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Holder upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     3.5 Each Borrower shall, and shall cause its Subsidiaries to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon such Borrower or upon its income or profits or upon any properties belonging to it, and
(b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Borrower or such Subsidiary, as applicable, in accordance with GAAP.

     3.6 Each Borrower shall, and shall cause its Subsidiaries to, permit representatives or agents of the Holder, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of Holder (unless a Default or Event of Default shall exist, in which case the exercise by Holder of its rights under this Section shall be at the expense of the Borrowers), as the case may be, to:
(a) visit and inspect all properties of such Borrower or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Holder, each Borrower shall execute an authorization letter addressed to its accountants authorizing Holder to discuss the financial affairs of such Borrower and any of its Subsidiaries with its accountants.

     3.7 Each Borrower shall, and shall cause its Subsidiaries to, comply with all environmental laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If any Borrower or any of its Subsidiaries shall
(a) receive notice that any violation of any environmental law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or any of its Subsidiaries alleging violations of any environmental law or requiring such Borrower or any of its Subsidiaries to take any action in connection with the release of hazardous materials or (c) receive any notice from a Governmental Authority or private party alleging that such Borrower or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of hazardous materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, such Borrower or any of its Subsidiaries shall provide the Holder with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by such Borrower or any of its Subsidiaries. Each Borrower shall, and shall cause its Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any environmental laws.

     3.8 Each Borrower shall, and shall cause its Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

     3.9 Each Borrower shall, at its sole cost and expense and upon request of the Holder, execute and deliver or cause to be executed and delivered, to the Holder such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Holder to carry out more effectively the provisions and purposes of this Note and the other Loan Documents or to perfect more fully or to renew the rights of Holder with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Borrower or any of its Subsidiaries which may be deemed to be part of the Collateral) pursuant to any of the Loan Documents.

     3.10 Within 15 days of any Borrower or any of its Subsidiaries acquiring any Equity Interest in the Partnership after the Effective Date, such Borrower shall cause to be delivered to the Holder each of the following in form and substance satisfactory to Holder: a supplement to the Pledge Agreement subjecting the Equity Interests issued by the Partnership to the Lien of the Pledge Agreement and executed by such Borrower and each of its Subsidiaries that owns any Equity Interests in the Partnership, together with such other documents and opinions as requested by the Holder.

4.   Information

     4.1 As soon as available and in any event within 45 days after the end of each fiscal quarter of Holdings, the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of Holdings and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year (if any), all of which shall be certified by the chief executive officer or chief financial officer of Holdings, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

     4.2 Promptly upon receipt thereof, copies of all management reports, if any, submitted to Holdings or its shareholders by its independent public accountants.

     4.3 Promptly upon the mailing thereof to the shareholders of Holdings generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by Holdings or any of its Subsidiaries.

     4.4 To the extent any Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, such Borrower or any of its Subsidiaries or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Borrower or any of its Subsidiaries are being audited.

     4.5   A  copy  of  any  amendment  to  the  certificate   of
incorporation,  bylaws,  operating  agreement  or  other  similar
organizational  documents  of  any  Borrower  or   any   of   its
Subsidiaries promptly upon the Holder's request therefore.

     4.6 Prompt notice of any change in the senior management of Holdings and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

     4.7   Notice  of  the  occurrence of any  of  the  following
promptly   upon  a  responsible  officer  of  Holdings  obtaining
knowledge  thereof:  (i)  any Default  or  Event  of  Default  or
(ii) any default under the Pledge Agreement.

     4.8 Prompt notice of any order, judgment or decree in excess of $100,000 having been entered against any Borrower or any of its Subsidiaries or any of their respective properties or assets.

     4.9 Prompt notice if any Borrower or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect.

     4.10 From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries as the Holder may reasonably request.

5.   Negative Covenants

     For so long as this Note is in effect, unless the Holder shall otherwise consent in writing, each Borrower shall comply with the following covenants:

     5.1 No Borrower shall use the proceeds of the Note for any purpose other than for the funding of projects described on Exhibit A hereto and for other purposes that the Holder may consent to in writing in its sole discretion. No part of the proceeds of this Note will be used (i) for the purpose of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (ii) to finance any operations, investments or activities in, or make any payments to, any country, agency, organization, or Person described in clause (ii) of Section 0.

     5.2 No Borrower shall, nor shall it permit any of its Subsidiaries to, declare or make any Restricted Payment except for:

          (a) Restricted Payments made by a Borrower to a Borrower; and

          (b) Restricted Payments from the Partnership to a Borrower.

     5.3 No Borrower shall, nor shall it permit any Subsidiary to, create, incur, assume, or permit or suffer to exist any Indebtedness, except the following:

          (a)  Indebtedness under the Loan Documents;

          (b)  Indebtedness evidenced by the Existing Convertible
     Notes;

          (c) Indebtedness existing on the Effective Date and described on Schedule 5.3(c); and

          (d) Indebtedness incurred after the Effective Date in an aggregate amount not to exceed $500,000.


     5.4 (a) Other than Liens created or incurred pursuant to the Pledge Agreement, no Borrower shall, nor shall it permit any Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired.

          (b) No Borrower shall, nor shall it permit any Subsidiary to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i)(x) evidencing Indebtedness which such Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 0; (y) which Indebtedness is secured by a Lien permitted to exist under this Note; and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (iii) relating to the Existing Convertible Notes.

          (c) Other than under or in connection with the Existing Convertible Notes, no Borrower shall, nor shall it permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Borrower or such Subsidiary to: (i) pay dividends or make any other distribution on any of such Borrower or such Subsidiary's capital stock or other equity interests owned by such Borrower or any of its Subsidiaries; (ii) pay any Indebtedness owed to such Borrower or any of its Subsidiaries; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary.

     5.5 No Borrower shall, nor shall it permit any Subsidiary to: (a) enter into any transaction of merger or consolidation;
(b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that: (i) any Subsidiary may merge with and into a Borrower so long as (x) a Borrower is the survivor of such merger (and in the case of a merger with Holdings, Holdings is the survivor of such merger) and (y) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (ii) the Borrower and its Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.

     5.6 No Borrower shall change its fiscal year from that in effect as of the Effective Date.

     5.7 No Borrower shall, nor shall it permit any of its Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrowers or any of their Subsidiaries and upon fair and reasonable terms which are no less favorable to the Borrowers or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

     5.8 No Borrower shall, nor shall it permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

6.   Events of Default

     Each of the following conditions or events, shall constitute an event of default ("Event of Default"):

     (a) if Borrowers shall default in the payment of any principal or interest on this Note when the same becomes due and payable, whether at maturity or on demand or otherwise; or

     (b) if any representation or warranty made by or on behalf of Borrowers herein or in any instrument furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

     (c) any Borrower or any Pledgor shall fail to perform or observe any term, covenant, condition or agreement contained in this Note or the Pledge Agreement; or

     (d) (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Borrower and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) any Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Borrower or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) any Borrower shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by any Borrower in furtherance of any of the aforesaid purposes; or

     (e) a default or event of default shall have occurred under any document, instrument, contract or agreement (i) evidencing or securing indebtedness of any Borrower with an outstanding principal balance of at least $1,000,000, (ii) material to the financial condition of any Borrower, or (iii) between any Borrower and Holder; or

     (f) any Borrower or any Pledgor shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Note, the Pledge Agreement or any other Loan Document or this Note, the Pledge Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof); or

     (g) a final judgment or order for the payment of money or for an injunction shall be entered against any Borrower or any of their respective Subsidiaries, by any court or other tribunal and
(i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against any Borrower or any of its Subsidiaries, $500,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect; or

     (h) a warrant, writ of attachment, execution or similar process shall be issued against any material property of any Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $500,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Holder pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Borrower; or

     (i) the Holder shall cease to have a valid and perfected first priority Lien in any material portion of the Collateral, in each case, for any reason other than the failure of the Holder to take any action within its control.

7.   Remedies Upon Default

     7.1 Upon the occurrence of any Event of Default, the Holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Note or in aid of the exercise of any power granted in this Note, and (unless there shall have occurred an Event of Default under Section 6(d), in which case the unpaid balance of this Note shall automatically become due and payable) may at its option by notice to any Borrower declare all or any part of the unpaid principal amount of this Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect.

     7.2 An Event of Default shall not be deemed to be in existence or to have occurred for any purpose of this Note until the expiration of any grace period under this Note or if Holder of this Note shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure pursuant to this
Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of rights of Holder of any Note upon the occurrence thereof.

     7.3 Each Borrower hereby waives (a) all presentments, demands for performance, notice of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any Holder in the enforcement of its rights under this Note, (c) except to the extent required by other provisions of this Note, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Note.

     7.4 The Holder may exercise any and all of its rights under any and all of the other Loan Documents.

     7.5 The Holder may exercise all other rights and remedies it may have under any Applicable Law.

     7.6 To the extent permitted by Applicable Law, the Holder shall be entitled to the appointment of a receiver for the assets and properties of the Borrowers and their Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrowers and their Subsidiaries and to exercise such power as the court shall confer upon such receiver.

8.   Conditions Precedent.

     The obligation of the Holder to make the loan to the Borrowers is subject to the following conditions precedent:

          (a) The Holder shall have received each of the following, in form and substance satisfactory to the Holder:

               (i) Counterparts of this Note executed by all of the parties hereto;

               (ii) The Pledge Agreement executed by each Pledgor existing as of the Effective Date;

               (iii) All certificates representing any shares of Equity Interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Pledgor thereof, together with an Acknowledgment and Consent, substantially in the form of Schedule 2 to the Pledge Agreement, duly executed by any issuer of any Equity Interest pledged pursuant to the Pledge Agreement that is not itself a party to the Pledge Agreement;

               (iv) An opinion of counsel to the Borrowers and the Pledgors, addressed to the Holder, reasonably satisfactory to the Holder and its counsel; and

               (v)    Such   other   documents,  agreements   and
          instruments as the Holder may reasonably request; and

          (b)  In the good faith judgment of the Holder:

               (i)  There shall not have occurred or become known
          to the Holder a material adverse change in the business, condition (financial or otherwise), operations, performance, and properties, taken as a whole, of the Borrowers and their subsidiaries taken as a whole since December 31, 2004;

               (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Borrowers or any Pledgor to fulfill its obligations under the Loan Documents to which it is a party; and

               (iii)       The  Borrowers  and  their  respective
          Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Borrower or any Pledgor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or

          (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Borrower or any Pledgor to fulfill its obligations under the Loan Documents to which it is a party.

9.   Transfer and Substitution of this Note

     9.1 Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Borrowers may determine (or, in the case of any Note held by Holder or any institutional investor, of any indemnity agreement from Holder or such other holder reasonably satisfactory to the Borrowers), or in the case of any such mutilation, upon the surrender of such Note for cancellation to the Borrowers at its principal office, the Borrowers at their expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by the Borrowers shall not be deemed to be an outstanding Note for any purpose hereof.

     9.2 Upon any assignment in whole of this Note by Holder in accordance with Section 13.10 hereof, upon notice to the Borrowers by Holder of such assignment and surrender of this Note to the Borrowers, the Borrowers shall at their expense cause to be executed and delivered a new Note in the name of such assignee, substantially in the form hereof, dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by each Borrower shall not be deemed to be an outstanding Note for any purpose hereof.

     9.3 Upon any partial assignment of this Note by Holder in accordance with Section 13.10 hereof, upon notice to the Borrowers by Holder of such assignment and the amount thereof and surrender of this Note to the Borrowers, the Borrowers shall at their expense cause to be executed and delivered a new Note in the name of such assignee in a principal amount equal to the principal amount so assigned and a new Note in favor of Holder in a principal amount equal to the principal amount retained by such Holder, in each case, otherwise in substantially in the form hereof and dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been executed and delivered by each Borrower shall not be deemed to be an outstanding Note for any purpose hereof.

10.  Joint and Several Liability.

     (a) The obligations of the Borrowers hereunder and under the other Loan Documents to which any Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the "Obligations," regardless of whether incurred by such Borrower or any other Borrower, and all of the other obligations and liabilities of the other Borrowers hereunder and under the other Loan Documents.

     (b) Each of the Borrowers represents and warrants to the Holder that the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Holder through their collective efforts.

     (c)   The  Holder shall not be obligated or required  before
enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against any other Borrower, any Pledgor or any other Person or commence any suit or other proceeding against any other Borrower, any Pledgor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Borrower, any Pledgor or any other Person; or (c) to make demand of any other Borrower, any Pledgor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Holder which may secure any of the Obligations.

     (d) The Holder may, at any time and from time to time, without the consent of, or notice to, a Borrower, and without discharging such Borrower from its obligations hereunder, take any of the following actions: (i) amend, modify, alter or supplement the terms of any of the Obligations of any other Borrower, including, but not limited to, extending or shortening the time of payment of any such Obligations or changing the interest rate that may accrue on any of such Obligations;
(ii) following an Event of Default, sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations and in which any other Borrower has rights; (iii) release any other Borrower, any Pledgor or any other Person liable in any manner for the payment or collection of the Obligations; (iv) exercise, or refrain from exercising, any rights against any other Borrower, any Pledgor or any other Person; and (v) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Holder shall elect.

     (e) It is the intent of each Borrower and the Holder that in any proceeding of the types described in Section 6(d), a
Borrower's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Holder) to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Holder) shall be determined in any such proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Holder), to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Holder hereunder to the maximum extent that would not cause the obligations of any Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section as against the Holder that would not otherwise be available to such Person under the Avoidance Provisions.

     (f) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrowers and the Pledgors, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that the Holder shall not have any duty whatsoever to advise any Borrower of information regarding such circumstances or risks.

11.  Indemnification

     (a) Each Borrower shall and hereby agrees to indemnify, defend and hold harmless the Holder, any affiliate of the Holder, and its directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all of the following (collectively, the "Indemnified Costs"): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Note or any other Loan Document or the transactions contemplated thereby; (ii) the making of any loans hereunder; (iii) any actual or proposed use by the Borrowers of the proceeds of such loans; (iv) the Holder's entering into this Note; (v) the fact that the Holder has established the credit facility evidenced hereby in favor of the Borrowers; (vi) the fact that the Holder is a creditor of the Borrowers and has or is alleged to have information regarding the financial condition, strategic plans or business operations of the Borrowers and their Subsidiaries; (vii) the fact that the Holder is a material creditor of the Borrowers and is alleged to influence directly or indirectly the business decisions or affairs of the Borrowers and their Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Holder may have under this Note or the other Loan Documents; or (ix) any violation or non-compliance by the Borrowers or any of their Subsidiaries of any Applicable Law (including any environmental law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other
Person under any environmental law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause any Borrower or its Subsidiaries (or its respective properties) (or the Holder as successor to such Borrower) to be in compliance with such environmental laws; provided, however, that the Borrowers shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.

     (b) The Borrowers' indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any
Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of any Borrower or any of their Subsidiaries, any shareholder of any Borrower or any of their Subsidiaries (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Borrower), any account debtor of any Borrower or any of their Subsidiaries or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify such Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify such Borrower shall not relieve such Borrower from any liability that it may have to such Indemnified Party pursuant to this Section.

     (c)   This  indemnification shall  apply  to  any  Indemnity
Proceeding   arising  during  the  pendency  of  any   bankruptcy
proceeding filed by or against any Borrower and/or any of its Subsidiaries.

     (d) An Indemnified Party may conduct at its own expense its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrowers hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) any Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) such Borrower has provided evidence reasonably satisfactory to such Indemnified Party that such Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of such Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrowers where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

     (e) If and to the extent that the obligations of the Borrowers under this Section are unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

     (f) The Borrowers' obligations under this Section shall survive any termination of this Note and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Note or any other Loan Document to which it is a party.

12.  Definitions

     As used in this Note, the following terms have the following meanings:

     "Affiliate"   means   any  Person   (other   than   Holder):
(a) directly or indirectly controlling, controlled by, or under common control with, any Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any Equity Interest in any Borrower; or (c) five percent (5.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. For purposes of this Note, in no event shall Holder be deemed to be an Affiliate of the Borrower.

     "Applicable   Law"  means  all  applicable   provisions   of
constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close.

     "Collateral" has the meaning given that term in the Pledge
Agreement.

     "Default" means any of the events specified in Section 6, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

     "Effective  Date"  means the later of: (a) the date  hereof;
and (b) the date on which all of the conditions precedent set forth in Section 8 shall have been fulfilled or waived in writing by the Holder.

     "Equity Interest" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

     "Existing Convertible Notes" means each of (i) that certain Convertible Note dated as of March 15, 2005 in the original stated principal amount of $10,250,000 and (ii) that certain Convertible Note dated as of May 24, 2005 in the original stated principal amount of $10,000,000

     "Event  of  Default"  has the meaning  given  that  term  in
Section 6.

     "Governmental Approval" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity or any arbitrator with authority to bind a party at law.

     "Indebtedness" means, without duplication, with respect to any Person (i) obligations of such Person in respect of money borrowed; (ii) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (A) represented by notes payable, or drafts accepted, in each case representing extensions of credit,
(B) evidenced by bonds, debentures, notes or similar instruments, or (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (iii) capitalized lease obligations of such Person;
(iv) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (v) all indebtedness and obligations of other Persons which (A) such Person has guaranteed or is otherwise recourse to it or (B) is secured by a lien on any property of such Person.

     "Lien" means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property of a Person.

     "Loan Documents" means this Note, the Pledge Agreement and each other document or instrument now or hereafter executed and delivered by a Borrower or any of its Subsidiaries in connection with, pursuant to or relating to this Note.

     "Material Adverse Effect" means a material adverse effect upon (i) the business or financial condition of Holdings and its Subsidiaries taken as a whole or (ii) the ability of Holdings or any Borrower to perform its obligations under the Loan Documents in any material respect.

     "Material Contracts" means any contract or other arrangement (other than Loan Documents) to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

     "Negative Pledge" means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

     "Obligations" means, individually and collectively, the aggregate principal balance of, and all accrued and unpaid interest on all Indebtedness, liabilities and obligations of the Borrowers and their Subsidiaries owing to the Holder of every kind, nature and description, under or in respect of this Note or any of the other Loan Documents, including, without limitation, indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortuous, liquidated or unliquidated, and whether or not evidenced by any promissory note.

     "Permitted Liens" means (i) Liens for taxes, assessments, or similar charges either not yet due or being contested in good faith, (ii) Liens of materialmen, mechanics, warehousemen, or carriers, or other like Liens arising in the ordinary course of business and securing obligations which are not yet delinquent,
(iii) purchase money liens or purchase money security interests upon or in any property acquired or held by any Borrower in the ordinary course of business to secure indebtedness incurred after the date hereof to the extent not prohibited hereunder, (iv) Liens consented to by the Holder in writing, and (v) those Liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrowers' assets.

     "Person" means an individual, corporation, limited liability
company,  partnership,  joint  venture,  association,  trust   or
unincorporated organization, or a government or any agency or political subdivision thereof.

     "Pledge Agreement" means the Second Amended and Restated
Pledge Agreement dated as of the date hereof made by the Pledgors in favor of the Holder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Pledgor" means each of Holdings, NAC Gas, GB Maine and GB
Benton.

     "Partnership" means Benton Falls Associates, L.P.

     "Restricted Payment" means any payment, transfer or other distribution to any holder of equity interests of any Borrower or any Affiliate of any Borrower including, without limitation, (1) any dividend or other distribution, direct or indirect, on account of, or in respect of, any equity interest of such Borrower now or hereafter outstanding, (2) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest of such Borrower now or hereafter outstanding, and (3) any payment of management fees, transaction fees, consulting fees or similar fees to any holder of its equity interests or any Affiliate thereof.

     "SEC Reports" means, except as otherwise described, Holdings' Annual Report on Form 10-K for the year ended December 31, 2004 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof), Holdings' Proxy Statement for its 2004 Annual Meeting of Shareholders, or any of Holdings' Current Reports on Form 8-K, or communications filed under cover of Schedule 14D-9, filed since January 1, 2005 and at least two (2) Business Days prior to the date hereof.

     "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

13.  Miscellaneous

     13.1 Any notice, demand, request, waiver or other communication required by any provision of this Note shall be in writing and may be delivered by personal service, sent by facsimile with confirmation of receipt, sent by a nationally recognized overnight delivery services or sent by registered or certified mail, return receipt requested, with postage thereon fully repaid. All such communications shall be addressed as follows:

     To the Borrowers:     BayCorp Holdings, Ltd.
                           1 New Hampshire Avenue, Suite 125
                           Portsmouth, New Hampshire 03801
                           Attn:  Frank W. Getman, Jr.,
                           President and CEO

                           With a copy to:

                           McLane, Graf, Raulerson & Middleton,
                              Professional Association
                           900 Elm Street, Box 326
                           Manchester, New Hampshire  03105-
                           0326
                           Attn:   Richard A. Samuels

     To the Holder:        Sloan Group Ltd.
                           Cay House, Box N-7776
                           E.P. Taylor Drive
                           Lyford Cay
                           New Providence, Bahamas
                           Attn:   Suzanne Karsten

                           With a copy to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attn:   Christopher D. Mangum, Esq.

     13.2 This Note, as such, shall not entitle any Holder to any
rights   as  a  shareholder  of  Holdings,  except  as  otherwise
specified herein.

     13.3  No  failure or delay on the part of any party to  this
Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided under law.

     13.4 Any terms of this Note (including, without limitation, the Maturity Date, the rate of interest and the conversion features) may be waived or modified only in writing, signed by the Borrowers and Holder.

     13.5 The Borrowers shall pay all expenses incurred by Holder in the collection of this Note, including, without limitation, the fees and disbursements of counsel to Holder, if this Note is collected by or through an attorney-at-law. Any such amounts shall be deemed to be outstanding under this Note, shall accrue interest at the Post Default Rate and shall be payable on demand.

     13.6 Time is of the essence of this Note.

     13.7 BORROWERS, AND HOLDER BY ACCEPTING THIS NOTE, HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED ADDRESSED TO SUCH BORROWER AT THE ADDRESS OF SUCH BORROWER FOR NOTICES SET FORTH HEREIN.

     EACH  BORROWER  AGREES THAT ALL OF ITS  PAYMENT  OBLIGATIONS
HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE  PURPOSES
OF  MAKING  PAYMENTS HEREUNDER, EACH BORROWER HEREBY  WAIVES  ANY
RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

     THE  FOREGOING  WAIVERS HAVE BEEN MADE WITH  THE  ADVICE  OF
COUNSEL  AND  WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES
THEREOF.

     13.8  THIS  NOTE  SHALL  BE GOVERNED BY,  AND  CONSTRUED  IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13.9 All amendments to this Note, and any waiver or consent of Holder, must be in writing and signed by Holder and the Borrowers.

     13.10 This Note shall be binding upon the successors and permitted assigns of the Borrowers. The Borrowers may not assign any of their obligations hereunder to any person or entity. A Holder of this Note, subject to the terms and conditions contained herein, may assign or transfer this Note, in whole or in part, to any person or entity at any time without the consent of the Borrowers. Nothing contained herein shall require any notice to the Borrowers of any participation in this Note granted by Holder or consent by the Borrowers thereto.

     13.11 Acknowledgment and Consent Regarding Indebtedness. Notwithstanding anything in Section 8.3(d) of each of the Existing Convertible Notes to the contrary, each of the Borrowers and the Holder acknowledge and agree that the limitations on the incurrence of Indebtedness set forth in Section 5.3(d) hereof shall supersede and replace in its entirety Section 8.3(d) of each of the Existing Convertible Notes. The Holder hereby consents to the incurrence of Indebtedness hereunder and waives any Event of Default that would otherwise occur under either Existing Convertible Note solely as a result of the incurrence the Indebtedness hereunder.




                 [Signatures on Following Page]

     IN WITNESS WHEREOF, each Borrower has executed and delivered this Promissory Note under seal as of the date and year first written above.

                              BAYCORP HOLDINGS, LTD.


                              By:  /s/ Frank W. Getman Jr.
                                ___________________________
                                   Name: Frank W. Getman Jr.
                                   Title:   President


                              GREAT BAY POWER MARKETING, INC.


                              By:  /s/ Frank W. Getman Jr.
                                ___________________________
                                   Name: Frank W. Getman Jr.
                                   Title:   President


                              GREAT BAY HYDRO CORPORATION


                              By:  /s/ Frank W. Getman Jr.
                                ___________________________
                                   Name: Frank W. Getman Jr.
                                   Title:   President


                              BAYCORP VENTURES, LLC

                              By: BAYCORP HOLDINGS, LTD., its
                               Manager

                                   By:  /s/ Frank W. Getman Jr.
                                     ___________________________
                                        Name: Frank W. Getman Jr.
                                        Title:   President


                              NACOGDOCHES POWER, LLC


                              By:  /s/ Frank W. Getman Jr.
                                ___________________________
                                   Name: Frank W. Getman Jr.
                                   Title:   Manager


                              NACOGDOCHES GAS, LLC


                              By:  /s/ Frank W. Getman Jr.
                                ___________________________
                                   Name: Frank W. Getman Jr.
                                   Title:   Manager


                              GREAT BAY HYDRO MAINE, LLC

                              By: BAYCORP HOLDINGS, LTD., its
                               Manager

                                   By:  /s/ Frank W. Getman Jr.
                                     ___________________________
                                        Name: Frank W. Getman Jr.
                                        Title:   President



                              GREAT BAY HYDRO BENTON, LLC

                              By: BAYCORP HOLDINGS, LTD., its
                               Manager

                                   By:  /s/ Frank W. Getman Jr.
                                     ___________________________
                                        Name: Frank W. Getman Jr.
                                        Title:   President







              [Signature Pages to Promissory Note]

Accepted:

SLOAN GROUP LTD.


By:   /s/ Jefferson R. Voss
     ______________________________
       Name: Jefferson R. Voss
       Title: Vice President









              [Signature Pages to Promissory Note]

                         SCHEDULE 5.3(c)


1. Great Bay Power Marketing, Inc. ("GB Power") has a $2,500,000 letter of credit with Citizens bank. The letter of credit is secured by a cash account GB Power has at Citizens in the approximate amount of $2,500,000. There are no guaranties related to the letter of credit.